UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

BEACON TOPCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	005-95930	41-2339925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Century Boulevard, Suite 210

Germantown, MD 20874

United States of America

(Address of principal executive offices, including zip code)

(443) 917-0966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the previously announced Transaction and Offer (as described below).

On September 9, 2026 pursuant to a court-sanctioned scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme of Arrangement”) and as contemplated by the previously announced Merger Agreement, dated September 29, 2025 (the, “Original Merger Agreement”), as amended by that certain Amendment Agreement to the Merger Agreement dated February 22, 2026 (the “Merger Agreement Amendment”), by and among Barinthus Biotherapeutics plc (“Barinthus Bio”), Beacon Topco, Inc. (the “Company”), Cdog Merger Sub, Inc (“Merger Sub”) and Clywedog Therapeutics, Inc (“Clywedog”) (together with the Original Merger Agreement, the “Merger Agreement”), the entire issued and to be issued share capital of Barinthus Bio was acquired by the Company and Barinthus Bio became a wholly-owned subsidiary of the Company (the “Transaction”).

On September 15, 2026, in connection with the Transaction and in accordance with the provisions of the Merger Agreement, the Company offered to purchase for cash up to an aggregate purchase price of $15 million of shares of its common stock, par value $0.0001 per share (the “Shares”) at a price of $6.6609 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated September 15, 2026 and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

As previously described in the proxy statement/prospectus contained in the Company's Registration Statement on Form S-4, as amended (File No. 333-291359), in connection with the Transaction and the Offer, the Company adopted an amended and restated certificate of incorporation (the "A&R Charter") and amended and restated bylaws (the "A&R Bylaws").

The A&R Charter became effective upon its filing with the Secretary of State of the State of Delaware on September 9, 2026. The A&R Bylaws became effective on September 8, 2026.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Charter and A&R Bylaws, copies of which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “expect,” “will,” and similar expressions, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to the success, cost and timing of the Company’s pipeline development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the risk that the Company may not achieve the anticipated benefits of its pipeline prioritization and corporate restructuring, the Company’s ability to fund its operations and access capital, the Company’s preliminary estimates of its cash and cash equivalents, including the risk that final financial results may differ materially from the Company’s preliminary estimates, and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Beacon Topco, Inc., dated September 9, 2026.

3.2	Amended and Restated Bylaws of Beacon Topco, Inc., dated September 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2026	Barinthus Biotherapeutics plc

	By:	/s/ William Enright
William Enright
Chief Executive Officer